EXHIBIT 16.1

Prager Metis CPAs, LLC

October 12, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Yacht Finders, Inc. dated October 12, 2021. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Prager Metis CPAs, LLC